Exhibit 10.3



                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (the "Agreement") dated as of January 6, 1995 is made and entered into by and between Sanford Grishman and Marilyn Grishman d/b/a RED HOOK HOLDING and JEDMACKS, INC., a U.S. Virgin Islands corporation, with a mailing address of 6225 Estate Nazareth 8-31, St. Thomas, U.S. Virgin Islands 00802 (collectively, the "Seller") and H.E. LOCKHART MANAGEMENT, INC., a U.S. Virgin Islands corporation, with a mailing address of Parcel No. 44 Estate Thomas, P.O. Box 7020, St. Thomas, U.S. Virgin Islands 00801 ("Buyer").

         NOW, THEREFORE, for and in consideration of the premises hereof, the sums of money to be paid hereunder, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Premises. Seller agrees to SELL and Buyer agrees to BUY, upon the terms hereinafter set forth, the premises known as THE RED HOOK PLAZA SHOPPING CENTER, St. Thomas, U.S. Virgin Islands more particularly described in Exhibit A attached hereto.

     Together with the buildings and improvements located thereon and the fixtures attached or appurtenant to or used in connection with said premises, all of which Seller warrants (a) are owned by Seller free from all liens and encumbrances except as herein stated, and (b) are included in this sale, including without limitation, if any, all maintenance equipment, elevator equipment, cleaning equipment and supplies, security equipment, lobby decorations, venetian blinds, window shades, screens, screen doors, storm windows and doors, awnings, shutters, furnaces, heaters, stoves, ranges, generators, storage trailers, trucks and the contents thereof, the trade name "Red Hook Plaza", oil and gas burners and fixtures appurtenant thereto, hot water heaters, plumbing and bathroom fixtures, electric and other lighting fixtures, wall-to-wall carpeting, mantels, television cables and antennas, fences, gates, trees, shrubs, plants, air conditioning equipment, ventilators, garbage disposers, dishwashers, washing machines, and driers. (The aforesaid premises and property are herein collectively called the "Premises").

     2. Title. The Premises are to be sold, transferred and conveyed by the transfer documents identified in Section 21.a(ii) and warranty deeds (the "Deed") in the forms attached hereto as Exhibits B1 and B2, duly attested with the required Certificates of Real Property Tax Status attached, running to Buyer or to such grantee as Buyer may designate by notice to Seller at least seven (7) days before the Deed is to be delivered as herein provided, and the Deed shall convey a good and clear record and marketable title thereto, sufficient to entitle Buyer to title thereto free from encumbrances and encroachments from or on the Premises, except:

     (a) Applicable laws and regulations of any governmental authority in effect on the date hereof, provided (i) that the Premises may be used as of right, without special permit, removal permit or variance, for commercial purposes in accordance with zoning classification "C".

     (b) Such taxes for the then current tax period as are not due and payable on the date of the delivery of the Deed;

     (c) The tenancies listed on Exhibit C (collectively, the "Permitted Exceptions").

     At Closing, Buyer shall be able to purchase from a Title Insurance company of its choice (in such capacity, "Title Company"), at Buyer's sole cost and expense, an ALTA 1990-Form B owner's title insurance policy in the amount of the Purchase Price ("Title Policy"), showing title to the Premises in Buyer subject only to the Permitted Exceptions. If Buyer shall be unable to procure the Title Policy subject only to the Permitted Exceptions, Buyer may elect to accept such title as Seller conveys or to terminate this Agreement, as its sole and exclusive remedies, in which latter event Buyer shall receive a refund of all deposits made pursuant to this agreement and both parties shall be relieved of all obligations and liabilities hereunder.

     3. Plans. If the Deed refers to a plan necessary for correct metes and bounds of the Premises. Seller shall deliver a copy of such plan to Buyer upon the execution hereof by Seller and Buyer. Seller shall, also provide an ALTA certified As-Built Survey of the Premises prior to January 31, 1995, together with a Surveyor's Report.

     4. Price. The agreed purchase price for the Premises is Five Million Eight Hundred Thirty-One Thousand Dollars ($5,831,000.00) (the "Purchase Price"), of which


          (a)  $   50,000.00      have been paid as a deposit
                                  this day

          (b)  $5,781,000.00      are to be paid at the time of
                                  delivery of the Deed as
                                  follows:  (i) $1,081,000 in
                                  cash or by certified or bank
                                  check or checks subject to
                                  adjustments set forth herein,
                                  and (ii) $4,700,000 by delivery
                                  by delivery of an Installment
                                  Note and by granting or
                                  providing to Seller the First
                                  Mortgage, Conditional
                                  Assignment and Limited
                                  Guarantee, as defined in
                                  paragraph 5 hereof.

          (c)  $5,831,000.00      Total

     5. Seller Financing. The Seller hereby covenants and agrees to participate in the financing of the sale by taking back a purchase money note (the "Installment Note") secured by a first priority mortgage over the Premises (the "First Mortgage") and a Conditional Assignment of Leases and Rents relating to the Premises (the "Conditional Assignment") from the Buyer and a Limited Guarantee in the maximum sum of $750,000.00 from The Lockhart Companies Incorporated (the "Limited Guarantee"). The Installment Note shall be in the form of Exhibit D and shall (i) be in the principal amount of $4,700,000.00,
(ii) bear interest at the rate of 8.75%, (iii) shall be due and payable in monthly installments of interest only on the principal sum outstanding for the first year, (iv) commencing on the first anniversary of the Closing, shall be payable in ninety-five (95) monthly installments of principal and interest based on a thirty year amortization schedule in the amount of $36,974.92 and (v) shall be due and payable in full on the 96th installment of principal and interest. The First Mortgage shall be in the form of Exhibit E and shall grant to the Seller a first priority mortgage over the Premises as security for repayment of the Note. The Conditional Assignment shall be in the form of Exhibit F. The Limited Guarantee shall be in the form of Exhibit G attached hereto and made a part hereof and shall provide the Seller with the guarantee of The Lockhart Companies Incorporated up to the maximum sum of $750,000.00.

     6. FIRPTA Affidavit. At Closing, Seller agrees to provide a Foreign Investment in Real Property Tax Act Affidavit in the form attached hereto as Exhibit H (the "FIRPTA Affidavit") certifying that Seller is not a foreign person as that term is interpreted under the Internal Revenue Code of 1986, as amended and applied in the U.S. Virgin Islands. Seller acknowledges that failure or inability to provide such Affidavit will require Buyer to withhold 10% of the Purchase Price and pay it over to the Virgin Islands Bureau of Internal Revenue.

     7. Closing. The sale and purchase transaction contemplated in this Agreement shall take place on February 28, 1995 (or, if Seller and Buyer both agree prior to February 28, 1995) (the "Time of Closing") at the offices of Dudley, Topper and Feuerzeig. All documents required to be provided by Buyer and Seller pursuant to this Agreement and otherwise appropriate to consummate the sale and purchase transaction contemplated by this Agreement, and the cash due from Buyer, shall be delivered by the parties hereto at closing.

     (a) Buyer shall pay (1) the cost of recording the Deed and Assignment of Leases, Rents and General Revenues, (2) the cost of the Tax Stamps to be affixed to the Deed, (3) the recording fee for the First Mortgage and Conditional
Assignment, (4) the premium for an owner's title policy relating to the Premises, and (5) the Buyer document preparation fees.

     (b) The Seller shall pay (1) the cost to have the Deed attested, (2) the cost to discharge any liens against the Premises, and (3) any Seller document preparation fees.

     (c) Buyer and Seller shall bear the cost of their respective attorneys' fees.

     8. Possession and Condition of Premises. Full possession of the Premises free of all tenants and occupants except those listed on Exhibit C is to be delivered at the Time of Closing, the Premises to be then (i) in the same condition as they now are, reasonable use and wear thereof excepted, (ii) not in violation of any applicable law or regulation of any governmental authority or of any encumbrance referred to in Paragraph 2 above, and (iii) broom-clean. Access to and egress from the Premises shall then be provided by public way; the Premises shall then be served by storm sewer and sanitary sewer, and by telephone, cable and electric services of public utilities, all provided to the

Premises directly from a public way; such access and egress and all such services and facilities shall be in accordance with all applicable governmental requirements and adequate for the purposes set forth in Paragraph 2(a) above and all permits and approvals necessary in order for the Premises to be served by the same shall have been validly granted; and there shall then be installed in the Premises such smoke detectors as may be required by local law.

     9. Extension. If Seller shall be unable to give title or to make conveyance or to deliver possession of the Premises all as herein stipulated, or if at the Time of Closing the Premises do not conform with the provisions hereof, then, at Buyer's election, Seller shall remove all encumbrances, if any, which secure the payment of money including, but not limited to, attachments, liens, and mortgages, and use reasonable efforts to remove all other defects in title, and to deliver possession as provided herein, and to make the Premises conform to the provisions hereof, as the case may be, and the Time of Closing shall be extended for a period of up to 30 days.

     If at the expiration of the extended time Seller shall have failed so to remove any defects in title, deliver possession, or to make the Premises conform, as the case may be, all as herein agreed, then, at Buyer's option, any payments made under this agreement shall be forthwith refunded and all other obligations of all parties hereto shall cease and this agreement shall be void and without recourse to the parties hereto, provided that Buyer shall have the election, at either the original or extended Time of Closing, to accept such title as the Seller can deliver to the Premises in their then condition and to pay therefor the purchase price reduced by an amount equal to the sum required to remove all encumbrances which secure the payment of money and which have not been removed by Seller, in which case Seller shall convey such title.

     10. Merger. The acceptance of the Deed by Buyer or the grantee designated by Buyer, as the case may be, shall be deemed to be a full performance and discharge of every agreement and obligation herein contained or expressed, except the warranties contained in Paragraphs 1, 2 and 19 hereof, and the provisions of Paragraphs 13 and 14 hereof, all of which shall survive the Closing.

     11. Use of Purchase Money. To enable Seller to make conveyance as herein provided, Seller may, at the Time of Closing use the purchase money or any portion thereof to clear the title of any or all encumbrances or interests, provided that all instruments so procured are recorded simultaneously with the delivery of the Deed.

     12. Insurance, Damage to the Premises and Condemnation. Until the Time of Closing, Seller shall maintain insurance on the Premises against fire and hazards covered by "All"-Risk insurance coverage in the amount of $2,000,000.00, plus $25,000.00 on the Three Virgins Restaurant.

     Buyer shall have the election, exercisable by notice given to Seller at least fourteen (14) days before the Time of Closing to take an assignment of such insurance. If such election is so exercised, Seller shall assign such insurance and deliver binders therefor in proper form to Buyer at the Time of Closing, unless the insurer shall have refused to issue the same and Seller shall have given notice of such refusal at least seven (7) days prior to the Time of Closing.

     Seller agrees to give Buyer prompt notice of any fire or other casualty affecting the Premises between the date hereof and the Time of Closing or of any actual or threatened taking or condemnation of all or any portion of the Premises. If prior to the Time of Closing there shall occur:

     (a) damage to the Premises caused by fire or other casualty which would cost $50,000.00 or more to repair, or

     (b) the commencement of a taking or condemnation of all or any portion of the Premises, then in any such event Buyer may at its option terminate this Agreement by notice to Seller within twenty (20) days after Buyer has received the notice referred to above or at the Time of Closing, whichever is earlier. If Buyer does not so elect to terminate this Agreement, then the closing shall take place as provided herein without abatement of the purchase price, and there shall be assigned to Buyer at the Time of Closing all of Seller's interest in and to all insurance proceeds or condemnation award and further, if same be insufficient to pay the actual loss, and further, if same be insufficient to pay the actual loss, Seller will pay such deficiency to Buyer on demand. If prior to the Time of Closing there shall occur damage to the

Premises caused by fire or other casualty which would cost less than $50,000.00 to repair, then, in any such event, Buyer shall have no right to terminate its obligations under this Agreement, but there shall be assigned to Buyer at Time of Closing all interest of Seller in and to any insurance proceeds which may be payable to Seller on account of any such occurrence; provided, however, Seller shall reimburse Buyer for the excess, if any, of the cost of bona fide repairs over the insurance proceeds actually received by Buyer.

     13. Adjustments. Collected rents, security deposits, operating expenses, prepaid premiums on insurance if assigned as herein provided, water and sewer use charges, and taxes for the then current tax period, shall be apportioned in accordance with generally accepted accounting practices and fuel value shall be adjusted as of the Time of Closing and the net amount thereof shall be added to or be deducted from, as the case may be, the Purchase Price payable by Buyer at the Time of Closing. Uncollected rents for the current rental period shall be apportioned as if collected by Seller on the date due.

     If the amount of said taxes has not been determined at the Time of Closing, they shall be apportioned on the basis of the taxes assessed for the preceding year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and, if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement less the reasonable cost of obtaining same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless otherwise agreed. If such proceedings are commenced, the party commencing the same shall give the other party notice thereof and shall prosecute such proceedings and not discontinue the same without first giving to the other party notice of its intention so to do and reasonable opportunity to be substituted in such proceedings; and the other party agrees to cooperate in such proceedings without being obligated to incur any expense in connection therewith. It is understood that the term "cooperate" as used in the last preceding sentence shall in the case of Seller include the signing of any and all applications or petitions for such proceedings which are required to be brought in the name of Seller.

     14.  Brokerage - Agency Disclosure.

     Seller and Buyer hereby acknowledge that no broker or finder has been employed by them in connection with the execution of this Agreement or the consummation of the transaction contemplated hereby. Each of Seller and Buyer warrants to the other that no commissions are payable or due to any broker or finder in connection with this Agreement or the transactions contemplated herein. Each of Seller and Buyer agrees to indemnify, defend and hold the other harmless from and against any commissions or fees or claims for commissions or fees asserted by any party with whom the indemnifying party has dealt. The provisions of this Paragraph 14 shall survive the termination of this Agreement or the closing.

     15. Deposit. All deposits made hereunder shall be held by Dudley, Topper and Feuerzeig pursuant to an escrow agreement in the form attached hereto as
Exhibit I, as earnest money for the proper performance of this agreement on the part of Buyer subject to the terms of this agreement shall be duly accounted for at the Time of Closing. No interest shall accrue on the deposit.

     The parties acknowledge that Seller has no adequate remedy at law in the event of Buyer's failure to fulfill its obligations hereunder because it is impossible to compute exactly the damages which would accrue to the Seller in such event. The parties have therefore taken these facts into account in setting the amount of Buyer's deposit hereunder and hereby agree that: (i) the deposit is the best pre-estimate of such damages which would accrue to Seller; and (ii) said deposit represents damages and not any penalty against Buyer; and (iii) if Buyer shall fail to fulfill Buyer's obligations hereunder, said deposit made hereunder by Buyer shall be retained by Seller as its full and liquidated damages in lieu of all other rights and remedies which Seller may have against Buyer at law or in equity for such failure.

     16. Recording. Neither Buyer nor Seller shall record this Agreement without the written consent of the other.

     17. Notices. All notices required or permitted to be given hereunder shall be in writing and delivered by hand or mailed postage prepaid, by or certified mail, addressed in the case of Seller as set forth in Section 1 above and in the case of Buyer as set forth in Section 1 above, with a copy to A. James Casner III, Esq., Dudley, Topper and Feuerzeig, P.O. Box 756, St. Thomas, U.S. Virgin Islands 00804, or in the case of either party to such other address as shall be designated by written notice given to the other party. Any such notice shall be deemed given when so delivered by hand or, if so mailed, five (5) days after deposit with the U.S. Postal Service.

     18. No Offer. The submission of a draft of this agreement or a summary of some or all of its provisions does not constitute an offer to buy or to sell the Premises, it being understood and agreed that neither Buyer nor Seller shall be legally obligated with respect to a purchase or sale of the Premises unless and until this agreement has been executed by both Buyer and Seller and a fully executed copy has been delivered.

     19. Warranties. Knowing that Buyer will rely hereon in entering into the agreement and purchasing the Premises, Seller represents and warrants as follows:

     (a) Attached hereto as Exhibit C is a list of all tenants on the Premises, such list giving the name of the tenant, location and size of space leased, date of lease or statement that the lease is oral, monthly rent, termination date and renewal, if any, or a statement that the tenant is a tenant at will, and the security deposit held by Seller. Seller represents and warrants that such written leases and such list of tenants constitute all of the tenancies affecting the Premises. Within ten (10) days of the execution hereof, Seller shall deliver to Buyer accurate and complete copies of all written leases affecting the Premises. Seller represents and warrants that such written and oral leases are in effect, unmodified, current through the date hereof with no defaults, and that such written leases and the information on such list of tenants is true, accurate and complete. Seller covenants to maintain such leases on that basis and not to renew, modify or terminate any such leases nor to enter into any new lease, written or oral, express or implied, prior to the Time of Closing, except with Buyer's prior written consent.

     Seller represents and warrants that there have been no advance payments for rent except for the current month and covenants that at the Time of Closing, there shall be no advance payments of rent except for the then current month. Seller shall provide Buyer at the Time of Closing with estoppel certificates from each tenant in a form substantially that of Exhibit J attached hereto.

     If any of Seller's representations in this Paragraph 19 or if an estoppel certificate with respect to a tenant provided by Seller is in fact inaccurate, and Buyer in reliance thereon suffers damages, or if Seller fails to notify Buyer of a tenant and Buyer as a result suffers damages (except the failure of a tenant to pay rent accruing after transfer of title to the Premises), Seller hereby agrees to indemnify Buyer against all such damages, including consequential damages.

     (b) Attached hereto as Exhibit K is an operating statement for the calendar years 1991 through 1993 and, for the first nine (9) months of 1994, all of which Seller represents and warrants are true, accurate and complete.

     (c) Attached hereto as Exhibit L are copies of contracts relating to the maintenance and repair of the Premises, including contracts for maintenance, trash disposal, cistern testing (together with the results of such tests during the previous 12 month period) and sprinklers, which copies Seller represents and warrants are true, accurate and complete and which contracts seller represents and warrants are in full force and effect. Seller covenants to maintain such contracts on that basis and not to renew, modify or terminate any such contracts nor enter into any new contract with respect to the maintenance and repair of the Premises, written or oral, express or implied, prior to the Time of Closing, except with Buyer's prior written consent.

     (d) Seller represents and warrants to Buyer that Seller has and at the Time of Closing will have full power and legal right and authority to enter into and perform its obligations under this Agreement and the consummation of the sale and purchase transaction contemplated herein will not result in the breach of or constitute a default under any agreement or instrument to which Seller is bound in such manner as to affect Seller's ability to sell and convey the Subject Property as contemplated herein.

     (e) To the best of the Seller's knowledge and belief, the Seller has duly complied with, and the Premises and the Seller are in compliance with the provisions of all federal and territorial environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. To the best of the Seller's knowledge and belief, the Seller has not been issued any federal and territorial permits, licenses, certificates, and approvals relating to (1) air emissions, (2)
discharges to surface water or groundwater, (3) noise emissions, (4) solid or liquid waste disposal, (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal or territorial law, code or ordinance, and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (6) other environmental, health, or safety matters, none being required. The Seller has received no notice of, and neither knows of nor suspects, facts which might constitute any violations of any federal or territorial environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to the Premises. Except in accordance with a valid governmental permit, license, certificate or approval, there has been, to the best of the Seller's knowledge and belief, no emission, spill, release, or discharge into or upon (1) the air, (2) soils or any improvements located thereon, (3) surface water or groundwater, or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the Premises, of any toxic or hazardous substances or wastes at or from the Premises; and accordingly, except for inventory of raw materials, supplies, work in progress and finished, that are to be used or sold in the ordinary course of business, the Premises are free of all such toxic or hazardous substances or wastes, to the best of the Seller's knowledge and belief. There has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions, (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the Premises, (3) noise emissions, (4) solid or liquid waste disposal, (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste, (6) the quality or condition of cisterns or cistern water, or (7) other environmental, health, or safety matters affecting the Premises. The Seller has no known indebtedness, obligation or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup, or disposal) relating to the Premises which has not been previously disclosed to the Buyer in writing.

     (f) The provisions of subparagraph l9(a), 19(b), l9(c), l9(d) and l9(e) shall survive the Closing or the termination of this Agreement.

     20. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that Buyer has and at the time of Closing will have full power and legal right and authority to enter into and perform its obligations under this Agreement and the consummation of the sale and purchase transaction contemplated herein will not result in the breach of or constitute a default under any agreement or instrument to which Buyer is bound in such manner as to affect Buyer's ability to purchase the Property as contemplated herein.

     21.  Closing Requirements.

     (a) Seller agrees to the following closing requirements:

              (i) At the time of Closing hereunder the representations and warranties of the Seller described in Paragraph 19 hereof shall be true and correct in all material respects and there shall have been no material breach or breaches of the same by Seller.

             (ii) Seller shall deliver the following closing documents at the Time of Closing (unless the delivery thereof shall have been waived by Buyer in writing):

                  (A) the Deed;

                  (B) a Bill of Sale for all personally constituting a part of the Premises in the form attached hereto as Exhibit M;

                  (C) an Assignment of Leases, Rents and General Revenues in the form attached hereto as Exhibit N.

                  (D) the FIRPTA Affidavit; and

                  (E) an Assignment of Trade Name; and

                  (F)  where  appropriate,   resolutions  of  Seller,   properly
executed and approved in accordance with the Bylaws of Seller, authorizing the transactions contemplated by this

Agreement, including, without limitation, execution and delivery of the Warranty Deed to the Buyer; and

                  (G) an opinion of counsel for the Seller favorably opining as to the due execution and enforceability of all documents executed by the Seller in connection with the transaction hereby contemplated and to the validity of the corporate and good standing of JEDMACKS, INC.; and

                  (H) such other documents, instruments and certificates as may be reasonably required by the Title Company to fully effect and consummate the transactions contemplated hereby.

     (b) Buyer agrees to the following closing requirements:

               (i) At the time of Closing hereunder the representations and warranties of the Buyer described in paragraph 20 hereof shall be true and correct in all material respects and there shall have been no material breach or breaches of the same by Buyer.

              (ii) Buyer shall deliver the following items at the Time of Closing (unless the delivery thereof shall have been waived by Seller in writing):

                   (A) Subject to adjustments set forth herein, that portion of the Purchase Price provided to be paid at the Closing pursuant to Paragraph 4
(b)(i) hereof, together with duly executed originals of the First Mortgage, Installment Note and Conditional Assignment of Leases and Rents;

                   (B) if appropriate,  resolutions of Buyer,  properly executed and approved in accordance with the by-laws of Buyer, authorizing the transactions contemplated by this Agreement, including without limitation execution and delivery of the Installment Note, First Mortgage and Conditional Assignment; and

                   (C) an opinion of counsel for the Buyer favorably opining as to the due execution and enforceability of all documents executed by the Buyer and The Lockhart Companies Incorporated in connection with the transaction hereby contemplated, to the validity of the corporate organization and good standing of the Buyer and The Lockhart Companies Incorporated; and

                   (D) such other documents, instruments and certificates as may be reasonably required by Seller or the Title Company to fully effect and consummate the transactions contemplated hereby;

     (c) Buyer and Seller shall jointly deliver three (3) copies of a closing statement at the Time of Closing.

     22. Conditions. Buyer's performance of its obligations hereunder subject to the conditions precedent that at or before 5 p.m. on January 31, 1995 ("Condition Date") all of the following conditions shall have been satisfied or waived in writing by Buyer, to wit:

     (a) From and after the date of this agreement, Seller agrees to permit Buyer and its designees reasonable access at reasonable times to the Premises for the purposes of making measurements, inspections, and the like. In the event that any such inspection reveals material deficiencies in the mechanical, structural or utility systems included in, or serving, the Premises, or in the condition of the Premises, or if the presence of termites or other wood-boring insects is indicated or evidence of damage or infestation is found, Buyer may terminate this agreement by notice in writing to Seller not given later than the Condition Date; whereupon all payments made hereunder by Buyer shall forthwith be refunded and all obligations of the parties hereto shall cease and this agreement shall be void and without recourse to the parties hereto.

     (b) Buyer shall review title to and the As-Built Survey of the Property to determine compliance with the provisions of Paragraph 2 of this agreement. If matters other than the Permitted Exceptions affect title to the Property, Buyer shall, by notice in writing to the Seller delivered on or before the Condition Date, advise Seller of such title defects which Seller shall cure or discharge at or prior to the Time of Closing. If Seller shall fail to cure or discharge such title defects at or prior to the Time of Closing, the provisions of Paragraph 9 shall control.

     If all said conditions are not so satisfied or waived by the Condition Date, then all deposits made hereunder shall, at Buyer's option, be returned to Buyer within three business days after the Condition Date and upon such return this Agreement shall terminate and be of no further force or effect.

     23. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer, and their respective heirs, personal representatives, successors and assigns. Except for assignments to an affiliated corporation, which Buyer is permitted without Seller's consent, Buyer may not assign its rights hereunder without the written consent of the Seller (which consent Seller may withhold in its sole discretion) and upon acceptance of any such assignment by the assignee and the assumption of Buyer's obligations hereunder, Buyer shall be relieved of all duties and obligations hereunder. Except as expressly provided herein, nothing in this Agreement is intended to confer on any person, other than the parties hereto and their respective heirs, personal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

     24. Further Acts. In addition to the acts recited in this Agreement to be performed by Seller and Buyer, Seller and Buyer agree to perform or cause to be performed at the Closing or after the Closing any and all such further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

     25. Invalid Provisions. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in a manner and form sufficient to bind them as of the date first above written.

WITNESSES/ATTEST:             SELLERS:

[illegible]                   /s/ Sanford Grishman
                              --------------------------------
                              Sanford Grishman

                              /s/ Marilyn Grishman
                              --------------------------------
                              Marilyn Grishman


                              JEDMACKS, INC.

                              By:[illegible]


                              Attest: /s/ Marilyn Grishman
                              --------------------------------

                              SELLER'S ADDRESS:

                             6225 Estate Nazareth 8-31
                             St. Thomas, Virgin Islands 00802


with a copy to:

SELLER'S ATTORNEY:           Arthur Pomerantz, Esq.
                             2nd Floor International Plaza
                             P.O. Box 1623
                             St. Thomas,
                             Virgin Islands 00804
                             Telephone No.: (809) 776-7650
                             Telecopy No.:   (809) 774-2729

WITNESSES/ATTEST:            H.E. LOCKHART MANAGEMENT, INC.
[illegible]                  a U.S. Virgin Islands corporation


                             By: /s/ Larry Edler
                             -----------------------------------
                             Larry Edler, President


                             Attest:/s/ Etienne R. Bertrand
                             ----------------------------------
                             Etienne R. Bertrand, Secretary

                             BUYER'S ADDRESS

                             Parcel No. 44 Estate Thomas
                             P.O. Box 7020
                             St. Thomas, Virgin Islands 00801
                             Telephone No.: 776-1900
                             Telecopy No.: 776-1940


                             BUYER'S ATTORNEY:

                             A. James Casner III
                             Dudley, Topper & Feuerzeig
                             1A Frederiksberg Gade
                             P.O. Box 756
                             St. Thomas, V.I. 00804
                             Telephone No.: 774-4422
                             Telecopy No.: 776-3860

                                    EXHIBIT A
                                LEGAL DESCRIPTION

                                    EXHIBIT A

                    PARCEL NOS. 18-9, 18-11, 18-12, AND 18-13
                                ESTATE SMITH BAY
                        NOS. 1, 2 AND 3 EAST END QUARTER
                         ST. THOMAS, U.S. VIRGIN ISLANDS
         AS SHOWN ON P.W.D. DRAWING NO. B9-479-T76 DATED MARCH 25, 1976

                                       AND

                       PARCEL NO. 18-10-A ESTATE SMITH BAY
                        NOS. 1, 2 AND 3 EAST END QUARTER
                         ST. THOMAS, U.S. VIRGIN ISLANDS
       AS SHOWN ON P.W.D. DRAWING NO. D9-2924-T85 DATED JANUARY 25, 1985

     SUBJECT, HOWEVER, to an easement (the "Easement") hereby reserved by the Grantor over a twenty foot wide portion of the premises hereby conveyed running along the northerly edge of the premises, but inside the retaining wall currently located along the northerly edge of the premises, for vehicular access to and egress from Parcel No. 18-7 Estate Smith Bay to and from the public way, said Parcel being shown on P.W.D. Drawing No. B9- 479-T76 (the "Parcel"), which Easement shall be appurtenant to and run with said Parcel and shall benefit only the Parcel.

     The Grantor agrees that the Easement shall be used solely during the normal operating hours of the premises known as the Red Hook Plaza Shopping Center and only for uses consistent with the zoning category applicable to the Parcel.

     Prior to commencing use of the Easement hereby reserved, the Grantor agrees to obtain and maintain at all times public liability insurance in an amount not less than $1,000,000.00 naming the Grantee, its successors and assigns, as additional insureds and the Grantor agrees to provide annually to the Grantee a Certificate from its insurance carrier showing that the Grantee is a named insured and that all premiums required to keep the liability insurance policy in full force and effect have been paid.

     To the extent that any portion of the Easement hereby reserved is not improved, the Grantor agrees that prior to commencing any use of the Easement, the Grantor shall submit plans and specifications to the Grantee for its approval, which approval shall not be unreasonably withheld, and upon such approval by the Grantee, the Grantor shall construct, maintain and repair said Easement area, either with concrete or asphalt covering, in such a manner so as to not unreasonably interfere with the Grantee's use of the premises hereby conveyed and consistent with good engineering and construction practice.

     The Grantor hereby grants to the Grantee the right to relocate the Easement in the event that the Grantee elects to expand improvements on the premises hereby conveyed; provided, however that the Grantee shall not permanently block access over the premises hereby conveyed so as to prevent the Grantor from the Easement benefits hereby reserved as appurtenant to the Parcel. Any costs and expenses of such relocation of the Easement shall be for the account of the Grantee.

     The Grantor acknowledges that the Easement hereby reserved is an access easement only and the Easement area shall not be used by the Grantor for any other purpose, including without limitation, any utilities conduit or wire necessary to service the Parcel, all such utility services to access the Premises along the estate roadway as shown on P.W.D. Drawing No. B9-479- T76.

                                    EXHIBIT A

                       PARCEL NO. 18-10-B ESTATE SMITH BAY
                        NOS. 1, 2 AND 3 EAST END QUARTER
                         ST. THOMAS, U.S. VIRGIN ISLANDS
       AS SHOWN ON P.W.D. DRAWING NO. D9-2924-T85 DATED JANUARY 25, 1985


     SUBJECT, HOWEVER, to an easement (the "Easement") hereby reserved by the Grantor over a twenty foot wide portion of the premises hereby conveyed running along the northerly edge of the premises, but inside the retaining wall currently located along the northerly edge of the premises, for vehicular access to and egress from Parcel No. 18-7 Estate Smith Bay to and from the public way, said Parcel being shown on P.W.D. Drawing No. B9-479- T76 t the "Parcel"), which Easement shall be appurtenant to and run with said Parcel and shall benefit only the Parcel.

     The Grantor agrees that the Easement shall be used solely during the normal operating hours of the premises known as the Red Hook Plaza Shopping Center and only for uses consistent with the zoning category applicable to the Parcel.

     Prior to commencing use of the Easement hereby reserved, the Grantor agrees to obtain and maintain at all times public liability insurance in an amount not less than $1,000,000.00 naming the Grantee, its successors and assigns, as additional insureds and the Grantor agrees to provide annually to the Grantee a Certificate from its insurance carrier showing that the Grantee is a named insured and that all premiums required to keep the liability insurance policy in full force and effect have been paid.

     To the extent that any portion of the Easement hereby reserved is not improved, the Grantor agrees that prior to commencing any use of the Easement, the Grantor shall submit plans and specifications to the Grantee for its approval, which approval shall not be unreasonably withheld, and upon such approval by the Grantee, the Grantor shall construct, maintain and repair said Easement area, either with concrete or asphalt covering, in such a manner so as to not unreasonably interfere with the Grantee's use of the premises hereby conveyed and consistent with good engineering and construction practice.

     The Grantor hereby grants to the Grantee the right to relocate the Easement in the event that the Grantee elects to expand improvements on the premises hereby conveyed; provided, however that the Grantee shall not permanently block access over the premises hereby conveyed so as to prevent the Grantor from the Easement benefits hereby reserved as appurtenant to the Parcel. Any costs and expenses of such relocation of the Easement shall be for the account of the Grantee.

     The Grantor acknowledges that the Easement hereby reserved is an access easement only and the Easement area shall not be used by the Grantor for any other purpose, including without limitation, any utilities conduit or wire necessary to service the Parcel, all such utility services to access the Premises along the estate roadway as shown on P.W.D. Drawing No. B9-479- T76.